Exhibit 99.f(2)(b)

AIM Funds

Supplement to Deferred Compensation Plans with respect to AIM Funds

Purpose:                This Supplement incorporates the special election rules adopted by the Directors/Trustees of the AIM Funds for the Deferred Compensation Plans and Agreements entered into by the AIM Funds (or their predecessors in interest) with respect to Directors/ Trustees of the AIM Funds (the AIM Funds Deferred Compensation Plan for Independent Directors, and agreements pursuant thereto) or the heritage INVESCO Funds (the INVESCO Funds Deferred Compensation Plan, and agreements pursuant thereto) (collectively, the “Plans”) pursuant to Treasury Department Notice 2005-1.

Effective Date:  The effective date of this Supplement is January 1, 2005.

Special Elections:  Notwithstanding any other provisions of the Agreements to the contrary, the Agreements are hereby amended and supplemented as follows, and each Director/ Trustee may make the election described below:

1.             In accordance with the Description, Special Transition Election Form and Distribution Election Confirmation Form, substantially as in the form attached hereto as Exhibit 1, any Director/Trustee may change certain prior elections concerning the payment date of previously deferred amounts in accordance with the transition rules published by the Treasury Department concerning Section 409A of the Internal Revenue Code of 1986 as amended; such new election being applicable either to (a) all deferrals under any agreement pursuant to each Plan or (b) to such deferred amounts not identified by the participating Director/Trustee by December 31, 2005.

2.             Pursuant to current Internal Revenue Service regulations, which constitute guidance subject to change, to the extent that each Plan permits the election for payment in a series of installment payments, each such series of installment payments shall be treated as a series of separate payments and not as a single payment.

3.             To the extent that each Plan, or any agreement pursuant to each Plan, permits a Director to make a subsequent deferral election, such Plan is amended to conform such subsequent deferral elections to regulations adopted pursuant to Section 409A (including Treasury Department Notice 2005-1), requiring that (i) the election to defer a payment be made at least 12 months prior to the date the payment is scheduled to be made and (ii) the payment with respect to which such election to defer is made be deferred for a period of not less than 5 years from the date such payment would otherwise have been paid.

Adopted by Consent:  December 30, 2005

Exhibit 1

AIM FUNDS DEFERRED COMPENSATION PLAN FOR INDEPENDENT DIRECTORS

INVESCO FUNDS DEFERRED COMPENSATION PLAN

SPECIAL TRANSITION ELECTION

The AIM Funds Deferred Compensation Plan for Independent Directors, and agreements thereunder, and the INVESCO Funds Deferred Compensation Plan, and agreements thereunder (each a “Plan”, and collectively, the “Plan”) allowed eligible trustees of the AIM Funds and the heritage INVESCO Funds to defer some or all of their annual trustee’s/director’s fees otherwise payable by the AIM Funds or the INVESCO Funds.  The Plans are now subject to Section 409A of the Internal Revenue Code, which sets forth new, much stricter, rules related to the deferral of compensation and the payment of already deferred compensation.  The Treasury Department has issued proposed regulations under Section 409A which include transition rules that permit participants in deferred compensation arrangements to make limited changes to their existing deferral elections without being considered in violation of Section 409A.  Accordingly, you are being given a one-time opportunity to change the payment date and form of payment for your existing deferrals under the Plan, by submitting the attached Special Payment Election Form to Susan J. Penry Williams no later than December 31, 2005.  NOTE:  To the extent the Plan contained provisions that overrode your designated payment date when you terminated your service as a Trustee, these override provisions will no longer apply, and only your new election will govern the form and timing of your payment.

You may make any change to your payment election that conforms with the following:

As to Payment Date, you have a choice of any of the following:

•      January 1 of any specified year after 2005; or

•      The first day of the first calendar quarter commencing after your termination of service as a Trustee; or

•      The later of the events described in the first two choices; or

•      The earlier of the events described in the first two choices.

As to Payment Form, you can choose from the following:

•      A lump sum payment, or

•      Quarterly installments (payable January 1, April 1, July 1 and October 1) for a specified period of either 5, 10 or 15 years.

Any new election you make in accordance with the rules set forth above will apply to all of your existing deferrals, unless you submit a separate Distribution Election Confirmation Form.  In future years, subsequent deferral elections – a decision to change the payment date of amounts already deferred under a Plan – must be made at least 12 months before the scheduled payment date and must defer payment for at least five years after the amount would otherwise have been paid.

AIM FUNDS DEFERRED COMPENSATION PLAN FOR INDEPENDENT DIRECTORS

INVESCO FUNDS DEFERRED COMPENSATION PLAN

SPECIAL TRANSITION ELECTION FORM

You must fill out either (a) I and II, or (b) III and

return the form on or before December 31, 2005.

I.              Payment Date

I hereby designate one of the following as my new Payment Date for amounts deferred under the Plan prior to 2006 [place an “X” preceding your choice and fill in the missing information, as applicable]:

☐    (a)                            1,          [Select the first month in any calendar quarter, and insert any year after 2005].

☐    (b)   The first day of the quarter commencing after the termination of my services as a Trustee.

☐    (c)   The later of (a)                         1,         [fill in month and year from (a) above – must be after 2005] or (b) the first day of the quarter following the termination of my services as a Trustee.

☐    (d)   The earlier of (a)                         1,         [fill in month and year from (a) above – must be after 2005] or (b) the first day of the quarter following the termination of my services as a Trustee.

[Note:  administrative delays in making the actual payment will not affect the Payment Date.  The “first day of the quarter” means the first day of the first calendar quarter commencing after December 31, 2005 following the termination of services.]

II.            Payment Form

I hereby designate one of the following as my new payment form for amounts deferred under the Agreement prior to 2006.  [Place an “X” preceding your choice and fill in the missing information, as applicable.]

☐    A lump sum payment.

☐    Quarterly installments for a period of               [pick either 5, 10n or 15] years.

III.           No New Election

☐    I want all of my previously deferred compensation to be paid in accordance with the Distribution Election Confirmation Form.

I understand that the foregoing choices have been designed to comply with transition rules published in proposed regulations under Section 409A of the Internal Revenue Code which are subject to clarification, and that any choice I have made on this Special Payment Election Form is subject to cancellation or modification as the Plan Administrator deems necessary to comply with Section 409A.

Date	Signature
Name:
SSN:

AIM FUNDS DEFERRED COMPENSATION PLAN FOR INDEPENDENT DIRECTORS

INVESCO FUNDS DEFERRED COMPENSATION PLAN

DISTRIBUTION ELECTION CONFIRMATION FORM

Fill out and return this form only if you want to confirm a prior distribution election.

This form only pertains to amounts deferred prior to 2006 under the following plans:

•      AIM Funds Deferred Compensation Plan for Independent Directors

•      INVESCO Funds Deferred Compensation Plan

I hereby confirm that I want my existing distribution election schedule to apply to all of the amounts deferred under the plans listed below:

[check plans for which you would like prior distribution elections to apply]

☐    AIM Funds Deferred Compensation Plan for Independent Directors

☐    INVESCO Funds Deferred Compensation Plan

I understand that the foregoing choices have been designed to comply with transition rules published in proposed regulations under Section 409A of the Internal Revenue Code which are subject to clarification, and that any choice I have made on this Deferred Election Confirmation Form is subject to cancellation or modification as the Plan Administrator deems necessary to comply with Section 409A.

Date	Signature
Print Name and Social Security Number

AIM FUNDS DEFERRED COMPENSATION PLAN FOR INDEPENDENT DIRECTORS

CONFIRMATION OF DEFERRAL AND PAYMENT FORM

You must fill out this form to either (i) confirm your prior elections with respect to amounts to be deferred in 2006 or later, or (ii) make new elections with respect to amounts to be deferred in 2006 or later.

[Every Trustee deferring payments in 2006 much complete this section.]

I.              Fee Deferral [place an “X” preceding your choice and fill in the blank, if applicable]

☐    I hereby confirm that I want my existing election and distribution schedule, as to (i) percentage of fees deferred; (ii) time of payment of deferred amounts; and (iii) form of payment of deferred amounts, under the AIM Funds Deferred Compensation Plan for Independent Directors and my Director Deferred Compensation Agreement thereunder (collectively, the “Plan”) to apply to deferrals of any fees that become payable to in respect of fiscal years beginning on or after January 1, 2006.

☐    I hereby elect to defer, under the AIM Funds Deferred Compensation Plan for Independent Directors and my Director Deferred Compensation Agreement thereunder (collectively, the “Plan”),      % of any fees that become payable to me in respect of the fiscal year beginning January 1, 2006.

II.            Payment Date.  [Complete this section if you are changing your elections as to time an form of payment]

I hereby designate one of the following as my Payment Date (place an “X” preceding your choice and fill in the missing information, as applicable]:

☐    (a)                              1,          [Select the first month in any calendar quarter, and insert any year at least two years after this election is made]

☐    (b)   The first day of the quarter following the termination of my services as a Trustee.

☐    (c)   The later of (a)                            1,          [fill in month and year from (a) above] or (b) the first day of the quarter following the termination of my services as a Trustee.

☐    (d)   The earlier of (a)                            1,          [fill in month and year from (a) above] or (b) the first day of the quarter following the termination of my services as a Trustee.

[Note:  administrative delays in making the actual payment will not affect the Payment Date.]

III.           Payment Form.  [Complete this section if you are changing your choices from your Director Deferred Compensation Agreement]

I wish to receive the deferred fees in the form designated below [place an “X” preceding your choice and fill in the missing information, if applicable]:

☐    A lump sum payment.

☐    Quarterly installments for a period of                [pick either 5, 10 or 15] years.

[Every Trustee deferring payments in 2006 must complete this section.]

IV.           Acknowledgments.  Initial both of the following statements.

☐  I understand that this election will remain in effect with respect to fees I earn in subsequent years unless I modify or revoke it.  I further understand that such modification or revocation will be effective only prospectively and will apply commencing with the fees earned in the fiscal year that begins after the change is received by the Plan Administrator.

☐  I have read the documents governing the Plan and my deferrals thereunder and agree to be bound by the Plan’s terms.  I understand that amounts credited to my account under the Plan by the Funds remain the general assets of the Funds and that, with respect to the payment of such amounts, I am only a general creditor of the Funds.  I may not sell, transfer, encumber, pledge, assign or otherwise alienate the amounts held under Plan.

Date	Signature
Name:
SSN: